UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

ORIGINOIL, INC.
(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization) 5645 West Adams Boulevard Los Angeles, California (Address of principal executive offices)	333-147980 (Commission File Number)	26-0287664 (I.R.S. Employer Identification Number) 90016 (Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On June 28, 2012, OriginOil, Inc. (the “Company”) commenced a private placement offering of up to 4,615,385 shares of common stock together with up to three series of warrants to purchase up to an aggregate of 13,846,155 shares of common stock. As of July 30, 2012, OriginOil, Inc. (the “Company”) has sold to accredited investors and to a non-US person an aggregate of 633,311 shares of its common stock together with one-year warrants to purchase an aggregate of 633,311 shares of its common stock, three-year warrants to purchase an aggregate of 541,541 shares of its common stock and five-year warrants to purchase an aggregate of 461,541 shares of its common stock for aggregate gross proceeds of $411,650. Each of the warrants is exercisable at a price per share of $0.65 subject to adjustment for stock splits, dividends, distributions, recapitalizations and the like.

The securities offered will not be and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

On June 21, 2012, the Company agreed to issue 28,571 shares of its common stock to a consultant in lieu of cash consideration based on a per share price of $0.65.

On July 3, 2012, holders of warrants to purchase up to 39,217 shares of the Company’s common stock at an exercise price of $0.65 per share delivered a notice of election to exercise the warrants in full on a cashless basis. In accordance with the terms of the warrants, the fair market value of one share of common stock of the Company at the time of exercise was $1.09 resulting in 15,946 shares of common stock that became issuable and the cancellation of 23,271 shares underlying the warrants.

On July 13, 2012, the Company agreed to issue up to 149,994 shares of its common stock to a consultant in lieu of cash consideration based on a per share price of $0.65.

On July 23, 2012, the Company agreed to issue 100,000 shares of its common stock to a consultant in lieu of cash consideration based on a per share price of $0.65.

On July 30, 2012, the Company agreed to issue 50,000 shares of its common stock to a consultant in lieu of cash consideration based on a per share price of $0.65. In addition, warrants to purchase an aggregate of 100,002 shares of common stock of the Company held by an affiliate of the consultant were cancelled.

Except as set forth below, the securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The Company issued securities to one non-U.S. person in an offshore transaction relying on Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINOIL, INC.

July 31, 2012	By:	/s/ T. Riggs Eckelberry
	Name:	T. Riggs Eckelberry
	Title:	Chief Executive Officer

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